Exhibit 23.1

                      Consent of Feldman Sherb & Co., P.C.

Board Of Directors CeleXx Corporation


         We consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our report dated September 29, 2000 (October 17, 2000 with respect to Note 14) relating to the consolidated financial statements of CeleXx Corporation and Subsidiaries as of June 30, 2000 and December 31, 1999 and for the six months ended June 30, 2000 and year ended December 31, 1999 and the period July 10, 1998 (inception) to December 31, 1998. We consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our report dated June 2, 2000 relating to the financial statements of Computer Marketplace, Inc., as of February 29, 2000 and February 28, 1999 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.


                                                /s/ Feldman Sherb & Co., P.C.
                                                    Feldman Sherb & Co., P.C.
                                                    Certified Public Accountants

New York, New York
May ___, 2001